Exhibit 99.1

               Visual Networks Revises First Quarter 2003 Outlook

          Conference Call and Web Cast Scheduled at 9:00 a.m. EST Today

ROCKVILLE, MD. - April 2, 2003--Visual Networks(R), (NASDAQ: VNWK) today announced that it will not achieve published consensus levels of revenue or earnings for the first quarter of 2003.

The company anticipates that revenue for the quarter will be within the range of $9 - $10 million. Based on the revised revenue amount, EPS on a GAAP basis, is expected to be breakeven, plus or minus $0.01 per share. Final first quarter 2003 results will be reported on April 16.

As previously disclosed, some amount of sequential decline had been expected in the first quarter due to seasonality associated with the telecom sector. Further, quarterly results were negatively affected as many sales opportunities were delayed or reduced in size during the last several weeks of March and as one of the Company's largest customers experienced weakness in their data services business leading them to order significantly less frame relay and private IP product than the Company had expected.

"Although we were pursuing a number of opportunities until the end of the quarter that would have permitted us to meet consensus estimates, a combination of factors ultimately led to disappointing results this quarter," said Peter J. Minihane, president and CEO. "Several major industry verticals, such as financial services, oil and gas, as well as travel and entertainment were affected. We believe this can be attributed, in part, to the geopolitical uncertainties associated with the war in Iraq."

"Despite the frustrating financial results this quarter, we still expect to break even and generate over a million dollars in cash," continued Minihane. "We've made tremendous progress in a number of areas over the past several months and are confident that current initiatives under way will lead to our long-term success"

The Company will discuss these preliminary results in a conference call this morning, beginning at 9:00 a.m. The dial-in number for the conference call is 719-457-2729. A web cast will also be available at www.visualnetworks.com. A replay will be available by calling 719-457-0820, confirmation code #458967, from 9:30 a.m. ET on April 2 to 9:30 a.m. ET on April 3.

About Visual Networks

Visual Networks has the broadest suite of proven performance management solutions for public and private communications networks and services. To find out how the world's leading service providers and enterprises are using Visual Networks' products to increase network reliability and revenues and dramatically reduce operational expenses and lower their total cost of ownership, visit www.visualnetworks.com or call 1-800-240-4010 for sales information.

Note To Investors

This press release contains forward-looking information within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbor created by those sections. The forward-looking information is based upon current information and expectations regarding Visual Networks and its subsidiaries. These estimates and statements speak only as of the date on which they are made, are not guarantees of future performance, and involve certain risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results could materially differ from what is expressed, implied, or forecasted in such forward-looking statements.

Visual Networks assumes no obligation to update the information contained in this press release. Visual Networks' future results may be impacted by risks associated with rapid technological change and the emerging services market, potential fluctuations in quarterly operating results, its dependence upon sole and limited source suppliers and fluctuations in component pricing, its dependence upon key employees, and its ability to retain
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employees. In addition, the geopolitical uncertainties associated with the war in Iraq could have an adverse effect on Visual Networks' business. Visual Networks' future results may also be impacted by other risk factors listed from time to time in its SEC filings, including, but not limited to, the Company's Form 10-Qs and its Annual Report on Form 10-K.

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Contacts:
Angela Tandy                        Jayna Ontko
301-296-2741                        703-556-6823
atandy@visualnetworks.com           ontko@merrittgrp.com